Extension of Due Date of Promissory Note

February 9, 2016

America Greener Technologies, Inc.
254 South Mulberry Street
Suite 113
Mesa, AZ 85202

Ladies and Gentlemen:

This letter will confirm my oral agreement to extend the maturity date of that certain promissory note dated July 8th 2014 in the principal amount of $ 24,970.00 to July 1st 2016.

Sincerely, Mr. Richard W. Donaldson
Signing officer for Kahala Financial Inc.

-Originally this investment was made through Pawnee Trading CO Ltd. Of which Mr. Donaldson is also a signing officer